EXHIBIT 10.1

CHANGE IN CONTROL/SEVERANCE AGREEMENT

THIS AGREEMENT, dated July 25, 2008, is made by and between Adams Resources & Energy, Inc., a Delaware corporation (the “Company”), and Richard B. Abshire (the “Key Employee”).

WHEREAS, the Key Employee currently is employed by the Company or one of its subsidiaries;

WHEREAS, the Board recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

WHEREAS, the Board has determined that appropriate steps should be taken to ensure that the Key Employee receive the protections afforded under this Agreement for the one-year period beginning on the date of a Change in Control to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Key Employee, to their assigned duties without distraction in the face of potentially disturbing circumstances;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Key Employee hereby agree as follows:

1.	Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

2.     Term of Agreement.  The Term of this Agreement shall commence on July 25, 2008 (the “Effective Date”) and shall continue in effect through the first anniversary following a Change in Control.  In the event a Change in Control has not occurred on or before July 25, 2012, this Agreement shall immediately terminate and be of no further force and effect.

3.     Company’s Covenants Summarized.  In order to induce the Key Employee to remain in the employ of the Company, the Company agrees, under the conditions described herein, to pay the Key Employee the Severance Payment described herein.  No Severance Payment shall be payable under this Agreement unless there shall have been a termination of the Key Employee’s employment by the Company without Cause or by the Key Employee with Good Reason following and within twelve (12) months after a Change in Control.  This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Key Employee and the Company, the Key Employee shall not have any right to be retained in the employ of the Company.

4. Severance Payment.

4.1   If the Key Employee’s employment is terminated following a Change in Control and within twelve (12) months after a Change in Control (provided that such termination of employment constitutes a “separation from service” within the meaning of Section 409A of the Code), in either event other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Key Employee without Good Reason, then the Company shall pay the Key Employee the amount described in this Section 4.1 (“Severance Payment”).

   In lieu of any further salary payments to the Key Employee for periods subsequent to the Date of Termination, the Company shall pay to the Key Employee a lump sum severance payment, in cash, equal to two (2) times the Key Employee’s highest Base Salary (i.e., a Key Employee’s annualized regular earnings excluding any bonus) as in effect during the three-year period ending the last day of the month immediately prior to the month in which the Date of Termination occurs.

4.2   The payment provided in Section 4.1 hereof shall be made as soon as practicable (but in any event not later than the 30th day) following the Date of Termination; provided that, to the extent required to satisfy the provisions of Section 409A(a)(2)(B)(i) of the Code, such payments shall be made not earlier than but as soon as practicable on or in any event within thirty (30) days after (with interest at the six-month certificate of deposit rate published in The Wall Street Journal on the Date of Termination (or if not published on that date, on the next following date when published) the date that is six (6) months after the Date of Termination (the “409A Payment Date”)).

5.  Termination Procedures and Compensation During Dispute.

5.1    Notice of Termination.  After a Change in Control, any purported termination of the Key Employee’s employment shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 7 hereof.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Key Employee’s employment under the provision so indicated.  For purposes of this Agreement, any purported termination of the Key Employee’s employment after a Change in Control shall be presumed to be other than for Cause unless the Notice of Termination includes a copy of a resolution duly adopted by the affirmative vote of not less a majority of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Key Employee and an opportunity for the Key Employee, together with the Key Employee’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Key Employee was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

5.2  Date of Termination.  “Date of Termination,” with respect to any purported termination of the Key Employee’s employment after a Change in Control, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Key Employee, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given, provided that, in the case of a termination by the Key Employee, the Company may require a Date of Termination earlier than that specified in the Notice of Termination upon payment to the Key Employee of the full amount of base salary that would have been paid to the Key Employee had the Key Employee continued employment between the actual Date of Termination and the Date of Termination specified in the Notice of Termination).

5.3   Dispute Concerning Termination.  If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 5.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Key Employee only if such notice is given in good faith and the Key Employee pursues the resolution of such dispute with reasonable diligence.

5.4  Compensation During Dispute.  If a purported termination occurs following a Change in Control and the Date of Termination is extended in accordance with Section 5.3 hereof, the Company shall continue to pay the Key Employee the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Key Employee as a participant in all compensation, benefit and insurance plans in which the Key Employee was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 5.3 hereof.  Amounts paid under this Section 5.4 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

6.   Successors; Binding Agreement.

6.1  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to be obligated to perform this Agreement (whether by reason of express assumption by the successor or by operation of law) in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

6.2  This Agreement shall inure to the benefit of and be enforceable by the Key Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Key Employee shall die while any amount would still be payable to the Key Employee hereunder if the Key Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Key Employee s estate.

7.  Notices.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Key Employee, to the address of the Key Employee as maintained from time to time on the payroll system of the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:
4400 Post Oak Parkway, Suite 2700
Houston, TX 77027
Attention:  General Counsel

8.  Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Key Employee and such officer as may be specifically designated by the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by the Key Employee or the Company.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its principles of conflicts of law.  All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections.  Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Key Employee has agreed.

9.  Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

11. Settlement of Disputes.  All claims by the Key Employee for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing.  Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Key Employee in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon.  The Board shall afford a reasonable opportunity to the Key Employee for a review of the decision denying a claim and shall further allow the Key Employee to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Key Employee’s claim has been denied.  The Board shall render its final decision within fifteen (15) days from the date on which the Key Employee files an appeal with the Board.

12. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

  (A)  “Base Salary” shall have the meaning set forth in Section 4.1 hereof.

  (B)  “Board” shall mean the Board of Directors of the Company.

(C)  “Cause” for termination by the Company of the Key Employee’s employment shall mean (i) the willful and continued failure by the Key Employee to substantially perform the Key Employee’s duties with the Company (other than any such failure resulting from the Key Employee’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Key Employee pursuant to Section 5.1 hereof) after a written demand for substantial performance is delivered to the Key Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Key Employee has not substantially performed the Key Employee’s duties, or (ii) the willful engaging by the Key Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.  For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Key Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Key Employee not in good faith and without reasonable belief that the Key Employee’s act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

(D)  “Change in Control” shall be deemed to have occurred if the common stock, $.10 par value, of the Company owned by KSA Industries, Inc., K.S. Adams, Jr., Nancy N. Adams, and their children and grandchildren is less in the aggregate than twenty percent (20%) of the then-total issued and outstanding common stock of the Company.

(E) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(F)  “Company” shall mean Adams Resources & Energy, Inc. and shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(G) “Date of Termination” shall have the meaning set forth in Section 5.2 hereof.

 (H)  “Effective Date” shall have the meaning set forth in Section 2 hereof.

(I)  “Good Reason” for termination by the Key Employee of the Key Employee’s employment shall mean the occurrence (without the Key Employee’s express written consent), after any Change in Control, of any one of the following acts by the Company or subsidiary (if applicable), or failures by the Company or subsidiary (if applicable) to act, unless such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

I
a material reduction in the Key Employee’s authority, duties or responsibilities, which for purposes of this Agreement shall include only the assignment to the Key Employee of any duties substantially inconsistent with the Key Employee’s status as a senior Key Employee officer of the Company or subsidiary (if applicable) or a material adverse alteration in the nature or status of the Key Employee’s responsibilities from those in effect immediately prior to the Change in Control;

II	a material diminution in base salary as in effect immediately prior to the Change in Control; or

III
a material change in the geographic location at which the Key Employee must perform services, which for purposes of this Agreement shall include only the relocation of the Key Employee’s principal place of employment to a location more than fifty (50) miles distant from the Company’s headquarters immediately prior to the Change in Control or the Company’s requiring the Key Employee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for reasonably required travel on the Company’s business.  The Key Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder, provided that the Key Employee may not assert Good Reason in respect of any act or failure to act otherwise constituting Good Reason hereunder unless asserted in a Notice of Termination given in respect thereof within ninety (90) days following the date of the first occurrence of such act or failure to act.

(J) “Key Employee” shall mean the individual named in the first paragraph of this Agreement.

  (K)  “Notice of Termination” shall have the meaning set forth in Section 5.1 hereof.

  (L)  “Separation” shall have the meaning set forth in the recitals hereof.

  (M) “Severance Payment” shall have the meaning set forth in Section 4.1 hereof.

IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the Effective Date.

ADAMS RESOURCES & ENERGY, INC.

By:           /s/F. T. Webster
Name:      F. T. Webster
Title:        President & C.O.O.

KEY EMPLOYEE

s/sRichard B. Abshire
RICHARD B. ABSHIRE